Exhibit 99.1

DRI Corporation Announces Initial Market-Entry Order in Russia

Mobitec® MobiLED EIDS Sets Ordered by The MAN Group for the Kolomna Bus Terminal’s Transit Fleet Operator

DALLAS--(BUSINESS WIRE)--December 7, 2010--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that the Company’s Mobitec AB subsidiary (the “Mobitec Group”) in Herrljunga, Sweden, has been awarded an initial order from The MAN Group, a leading original equipment manufacturer based in Munich, Germany, on behalf of the Kolomna bus terminal’s transit fleet operator, which is part of Russia’s state-owned Mostransavto passenger bus transport company that has approximately 6,000 bus vehicles.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “This small, initial order for the Kolomna bus terminal, which is located southeast of Moscow, has strategic importance since it is the first sales contract we’ve received from our marketing efforts in the large Russian transit market. Deliveries, which are expected to commence soon, should conclude in first quarter 2011. Our Mobitec GmbH team in Ettlingen, Germany, is to be commended for their diligent efforts to gain a foothold in the Russian transit market.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “You will recall that, following extensive preparatory work, the Company officially entered the Russian transit market in first quarter 2009. Since then, we’ve been participating in industry trade exhibitions, positioning our products with specific customers, and pursuing our first orders there. We have included the Russian transit market in our Strategic Business Plan for fiscal years 2011 to 2013. Although we do expect the Russian transit market to unfold at a slower rate than we experienced in India, we are very encouraged about the potential growth to our bottom line that may result from our long-term sales and marketing efforts there.”

The products ordered include Mobitec® MobiLED electronic information display system sets, control units and cable sets.

For more information about The MAN Group, visit www.man.eu.

ABOUT THE MOBITEC GROUP

The Mobitec Group, established in 1987 and acquired by DRI Corporation in 2001, is a premier supplier of electronic information display systems in more than 50 countries around the world. Products include: Mobitec® LED, Mobitec® Full-Matrix, Mobitec® Smartblind, and Mobitec® MobiSTOP electronic information display systems; Mobitec® NSI Next Stop Indicator; Mobitec® MobiQuickCard™; Mobitec® MobiVOICE voice announcement system; Mobitec® ICU 400 and ICU 600 control units; and Mobitec® MobiInfoEdit software. The Mobitec Group is based in Herrljunga, Sweden. It presently operates business units in Australia, Brazil, Germany and Singapore, as well as a joint venture in India.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Mobitec Group’s relationships with The MAN Group, the transit fleet operator in Kolomna, Russia, and Russia’s state-owned Mostransavto passenger bus transport company; the timing of the initial order; the long-term business prospects available to the Company in the Russian transit market; as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “encouraged,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the Mobitec Group’s relationships with The MAN Group, the transit fleet operator in Kolomna, Russia, and Russia’s state-owned Mostransavto passenger bus transport company; the timing of the initial order; the long-term business prospects available to the Company in the Russian transit market; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2010, and quarterly reports on Form 10-Q filed May 14, 2010, Aug. 11, 2010 and Nov. 15, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com